UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                      January 27, 2005

Intrado Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                              (720) 494-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  Intrado Inc. hereby amends its Form 8-K dated January 27, 2005 and filed on January 28, 2005 to specify the impairment attributable to the company’s investment in bmd wireless AG.

Item 2.06  Material Impairments.

As previously announced on January 27, 2005, the company was reviewing the carrying value of certain assets of bmd and its Palladium product line as part of its year-end close process. On February 3, 2005, after completing the year-end close process, Intrado’s management and Audit Committee determined that the total non-cash asset impairment charges were $13.8 million.

•      bmd wireless AG. Due to competitive pressure in Europe and a longer sales cycle than expected at the time of the acquisition, the financial results for bmd were lower than expected in 2004. As a result, the company now expects a significantly slower path for bmd’s technology to penetrate the European and North American markets. Based on these trends, the company determined in the fourth quarter of 2004 that the five-year earnings forecast for bmd required a substantial downward revision. In light of these factors, the company engaged an independent valuation firm to perform an analysis of bmd assets. As a result of the analysis, Intrado’s management and Audit Committee concluded that a non-cash goodwill impairment charge of $13.5 million of the original $18.9 million should be recorded in the fourth quarter of 2004, slightly higher than the initial impairment estimate of $9 million to $13 million. No portion of the asset impairment will result in future cash expenditures. While the forecast for bmd is now lower than originally anticipated when acquired, Intrado management continues to believe that there is a market for bmd technology in the growing wireless market and continues to support and pursue sales opportunities under a refined marketing and sales strategy, albeit at a lower pace and forecasted revenue levels.

•      Palladium (Call-Handling) Product Line. As previously announced, the company recorded an asset impairment charge of $322,000 for the write-down of assets related to Palladium, its call—handling product line. The write-down of goodwill and other intangible assets related to Palladium is based upon the company’s decision to eliminate future investment in the product line and wind down the existing operations in 2005.  No portion of the asset impairment charge will result in future cash expenditures. On February 1, 2005 Intrado and Tel Control, Inc. (“TCI”) entered into an agreement, subject to close, under which TCI will assume the operations of Intrado’s call-handling business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc.
(Registrant)

Date: February 3, 2005	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr. Chief Financial Officer